EXHIBIT 10.64

SUBSCRIPTION AGENT AND INFORMATION AGENT AGREEMENT

This SUBSCRIPTION AGENT AND INFORMATION AGENT AGREEMENT (this "Agreement") is made and entered into as of [●], 2017 between, S&W Seed Company, a Nevada corporation (the "Company"), and Transfer Online, Inc. (the "Agent"), with respect to the following facts:

A. The Company has entered into an Investment Agreement with MFP Partners, L.P., pursuant to which the Company will conduct a rights offering (the "Rights Offering") by distributing, at no charge, non-transferable subscription rights (the "Rights") to purchase up to 3,500,000 shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), at a purchase price of $3.50 per Share (the "Subscription Price"), to each holder of (i) shares of Common Stock and (ii) outstanding warrants to purchase Company's Common Stock (the "Eligible Holders") as of [●], 2017 (the "Record Date"). The total number of Rights issued to each Eligible Holder will be rounded down to the nearest whole number, and each whole Right will entitle such Eligible Holder to purchase one Share (such right to purchase, the "Basic Subscription Privilege"). Each Eligible Holder that exercises its Basic Subscription Privilege in full will have the right to subscribe for and purchase, at the Subscription Price, its pro rata share of any Shares available as a result of any unexercised Rights (such available shares, the "Unsubscribed Shares") pursuant to the Basic Subscription Privilege (the "Oversubscription Privilege"). Except as otherwise determined by the Company, the Rights will expire if they are not exercised by 5:00 P.M., New York time, on [●], 2017 or on such later date of which the Company notifies the Agent in advance (the "Expiration Date").

B. In connection with the Rights Offering, the terms of which are set forth in the Prospectus (as defined below), the Company will engage the Agent to act as the subscription agent and information agent in the Rights Offering, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

  Appointment as Subscription Agent.

  1.1   The Company hereby appoints the Agent to act as the subscription agent in the Rights Offering. The Agent hereby accepts such appointment in accordance with and subject to the terms and conditions set forth in this Agreement.

  1.2   Prior to [●], 2017, the Agent shall mail or cause to be mailed to each Eligible Holder the following documents (collectively, the "Subscription Documents"):

    a copy of the Instructions Letter in the form attached hereto as Exhibit A;

    a copy of the final prospectus relating to the Rights Offering, filed by the Company with the Securities and Exchange Commission on [●], 2017 (the "Prospectus");

    a Non-Transferable Subscription Rights Certificate evidencing the Rights to be distributed to the Eligible Holders, in substantially the form attached hereto as Exhibit B (the "Rights Certificate");

    the Instructions as to the Use of S&W Seed Company Rights Certificates (including a Request for Taxpayer Identification Number and Certification on Form W-9 and General Instructions) in substantially the form attached hereto as Exhibit C; and

    a return envelope addressed to the Agent.

  1.3   On [●], 2017, the Agent shall mail or cause to be mailed to each Eligible Holder the Subscription Documents. Prior to mailing the Subscription Documents, the Agent shall prepare an individualized Rights Certificate with respect to each Eligible Holder, evidencing the number of Rights to which such Eligible Holder is entitled.

  1.4   Reporting:

    Following commencement of the Rights Offering and until the date that is five business days prior to the Expiration Date, on each Friday during the Rights Offering subscription period, or more frequently if requested by the Company, the Agent shall notify the Company in writing as to the aggregate number of Rights properly exercised as of the close of business on the preceding business day or the most recent practicable time before such request, as the case may be.

    On each business day during the five business days immediately prior to the Expiration Date (and any extension thereof), or more frequently if requested by the Company, the Agent shall notify the Company in writing as to the aggregate number of Rights properly exercised as of the close of business on the preceding business day or the most recent practicable time before such request, as the case may be.

    As soon as practicable, and in any event within three business days after the Expiration Date, the Agent will provide the Company notice of (i) the number of Shares elected to be purchased by holders of Rights pursuant to validly exercised Rights under the Basic Subscription Privilege and Oversubscription Privilege, and (ii) the number of Unsubscribed Shares and the aggregate Subscription Price therefor or, if there were no Unsubscribed Shares, the fact that there are no Unsubscribed Shares.

  1.5   Subscription Procedure:

    As soon as practicable following the Agent's receipt on or prior to the Expiration Date of (i) each Rights Certificate completed in accordance with the accompanying instructions and (ii) payment in full of the applicable aggregate Subscription Price in accordance with the instructions provided in the Subscription Documents, the Agent shall calculate the total number of Shares issuable pursuant to the exercise of such Rights. If, following the Expiration Time, after calculating the aggregate number of Shares issuable upon the exercise of the Basic Subscription Privilege, the number of Unsubscribed Shares is sufficient to satisfy all additional subscriptions by holders exercising their Oversubscription Privilege (the "Oversubscription Holders"), each such Oversubscription Holder shall be issued such additional number of Shares subscribed for. If the number of Unsubscribed Shares is not sufficient to satisfy all requests for Shares under the Oversubscription Privilege, the number of Unsubscribed Shares to be issued to the Oversubscription Holders will be allocated in proportion to the product obtained by multiplying (i) the number of Shares such holder subscribed for pursuant to its Oversubscription Privilege by (ii) a fraction, the numerator of which is the number of Unsubscribed Shares and the denominator of which is the total number of Shares subscribed for under the Oversubscription Privilege by all Oversubscription Holders.

    Upon calculating the total number of Shares issuable pursuant to the exercise of Rights (including under the Oversubscription Privilege) and any amount overpaid, the Agent shall furnish a list of all such information to the Company (the "Subscriber Information"). The Company shall review such Subscriber Information and provide confirmation authorizing the Agent to issue the Shares.

    Upon the Company's authorization, the Agent shall issue the Shares to the participating Eligible Holders in book-entry form. If any participating Eligible Holder has overpaid for its Shares, the Agent shall remit such overpayment without interest or deduction at the same time as the book-entry certificates.

    Funds received by the Agent shall be held by the Agent in a segregated account. Upon issuing the Shares and remitting any overpayments, the Agent shall promptly remit to the Company all funds received in payment of the aggregate Subscription Price for Shares issued in the Rights Offering.

  Appointment as Information Agent. The Company hereby appoints the Agent to act as information agent with respect to Rights Offering. The Agent hereby accepts such appointment in accordance with and subject to the terms and conditions set forth in this Agreement. In connection with its services as information agent, the Agent shall:

    Review the Subscription Documents and make recommendations where appropriate;

    Provide a toll-free number for Eligible Holder queries and a direct line for any questions from banks and brokers;

    Notify banks, brokers and agents of the Rights Offering through direct contact or e-mail, while performing follow-up communication where necessary with those firms which do not respond to the initial notice;

    Follow up with banks and brokers (including Broadridge) to confirm receipt of all material and make certain that all material has been forwarded in a timely manner;

    Contact the reorganization departments of banks and brokers to solicit information regarding participation of their beneficial holders;

    Provide reports to the Company as required by Section 1.4 hereof and detailing the feedback obtained from the reorganization department of banks and brokers.

  Procedure for Deficient Items. The Agent shall examine the completed Rights Certificates received by it as subscription agent to ascertain whether they have been completed and executed in accordance with the instructions set forth in the Subscription Documents. In the event the Agent determines that any Rights Certificate has not been properly completed or executed or any other deficiency exists, the Agent will follow, where possible, its regular procedures to attempt to cause such irregularity to be corrected. The Agent is not authorized to waive any deficiency unless the Company provides written authorization to waive such deficiency. If any such deficiency with respect to any Rights Certificates is neither corrected nor waived, the Agent shall return to the applicable Eligible Holder (by first class mail) its Rights Certificate and any amounts paid to the Agent.

  Authorizations and Protections. As agent for the Company hereunder, the Agent:

    shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the Agent and the Company;

    shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any Rights Certificates, and will not be required to or be responsible for and will make no representations as to the validity, sufficiency, value or genuineness of the Rights Offering;

    may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Agent and reasonably believed by the Agent to be genuine and to have been properly signed by the proper party or parties;

    shall not be liable or responsible for any failure of the Company or any other party (other than the Agent) to comply with any of its covenants and obligations relating to the Rights Offering, including without limitation obligations under applicable securities laws;

    shall not be liable to any Eligible Holder for any property, that has been delivered to a public official pursuant to applicable abandoned property law; and

    may, from time to time, rely on instructions provided by the Company concerning the services provided hereunder.

  Indemnification. The Company shall indemnify the Agent for, and hold the Agent harmless from and against, any loss, liability, claim (whether with or without basis in fact or law), demand, cost or expense (collectively, "Loss") arising out of or in connection with the Agent's duties under this Agreement, including the costs and expenses of defending itself against any Loss or enforcing this Agreement, except to the extent that such Loss shall have been determined by a court of competent jurisdiction to be a result of the Agent's gross negligence or intentional misconduct.

  Limitation of Liability. In the absence of gross negligence or intentional misconduct on its part, the Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. If any question or dispute arises with respect to the proper interpretation of this Agreement or the Agent's duties hereunder or the rights of the Company or of any shareholders, the Agent shall not be required to act and shall not be held liable or responsible for failing or refusing to act until the question or dispute has been (i) judicially settled (and the Agent may, if it deems it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by a final judgment of a court of competent jurisdiction that is binding on all shareholders and parties interested in the matter and is no longer subject to review or appeal, or (ii) settled by a written document in form and substance satisfactory to the Agent and executed by the Company and each such shareholder and other party thereto.

  Notices. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, overnight courier services or express delivery service (receipt requested), upon receipt, and (ii) if sent by facsimile or electronic mail of a PDF document on confirmation of transmission if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, in each case if delivered to the following addresses and numbers:

  (i) If to the Company:

  S&W Seed Company
  802 N. Douty St.
  Hanford CA, 93230
  Attention: Matthew K. Szot, Chief Financial Officer
  Email: mszot@swseedco.com
  Fax: (559) 884-2750

  (ii) If to the Agent:

  Transfer Online, Inc.
  512 SE Salmon Street
  Portland, OR 97214
  Attn: Lori Livingston, President and CEO
  Email   info@transferonline.com
  Fax: 503-227-6874

  or at such other address as any of the parties to this Agreement may hereafter designate in the manner set forth above to the others.

  Confidentiality. In connection with the Agent's appointment hereunder, each party shall obtain confidential information related to the other party or its stockholders that is not available to the general public ("Confidential Information"), which Confidential Information shall include the terms and conditions of this Agreement and the exhibits attached hereto. Each party agrees that the Confidential Information shall be held and treated by it, its directors, officers, employees, affiliates, agents and subcontractors (collectively, "Representatives") in confidence and, except as hereinafter provided, shall not be disclosed in any manner whatsoever except as otherwise required by law, regulation, subpoena or governmental authority. Confidential Information shall be used by each party and its Representatives only for the purposes for which provided and shall be disclosed by such party only to those Representatives who have a need to know in order to accomplish the business purpose in connection with which the Confidential Information has been provided. Confidential Information does not include information that (i) is now or subsequently becomes generally available to the public through no fault or breach on the part of the receiving party; (ii) the receiving party had rightfully in its possession prior to disclosure to it by the disclosing party; (iii) is independently developed by the receiving party without the use of or reference to any Confidential Information; or (iv) the receiving party rightfully obtains on a non-confidential basis from a source other than the disclosing party who has the right to transfer or disclose it.

  Compensation and Expenses. The Company shall pay to the Agent compensation in accordance with the fee schedule attached as Exhibit A hereto. No provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights.

  Termination. Either party may terminate this Agreement upon thirty (30) days' prior written notice to the other party. Unless so terminated, this Agreement shall continue in effect until all the Shares have been received and cancelled. In the event of such termination, the Company will appoint a successor agent and inform the Agent of the name and address of any successor agent so appointed, provided that no failure by the Company to appoint such a successor agent shall affect the termination of this Agreement or the discharge of the Agent as agent hereunder. Upon any such termination, the Agent shall be relieved and discharged of any further responsibilities with respect to its duties hereunder. Upon payment of all outstanding fees and expenses hereunder, the Agent shall promptly forward to the Company or its designee any documents that the Agent may receive after its appointment has so terminated.

  Miscellaneous.

  11.1   Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral communications, understandings, and agreements with respect to the subject matter of this Agreement. The parties acknowledge that the exhibits hereto are an integral part of this Agreement.

  11.2   Amendment. No provision of this Agreement may be amended, modified or waived, except in a written document signed by both parties.

  11.3   Headings. The headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of this Agreement.

  11.4   Severability. If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed binding and enforceable to the full extent permitted by applicable law.

  11.5   Successors and Assigns. This Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay; provided that (i) consent is not required for an assignment to an affiliate of the Agent and (ii) any reorganization, merger, consolidation, sale of all or substantially all of the assets or other form of business combination by the Agent shall not be deemed to constitute an assignment of this Agreement. Any attempted assignment in violation of the foregoing will be void. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto. Nothing in this Agreement shall be construed to give any person or entity other than the Agent and the Company any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Agent and the Company.

  11.6   Survival. Sections 4, 5, 6, 8, and 11 hereof shall survive termination of this Agreement.

  11.7   Signature and Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement..

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

S&W Seed Company

By: _________________________
Name: Matthew K. Szot
Title: Executive Vice President of Finance and Administration and Chief Financial Officer

TRANSFER ONLINE, INC.

By:_________________________
Name: Lori Livingston
Title: President and CEO

EXHIBIT A

Schedule of Fees
As Agent

#	Description	Fee
1	Subscription Agent Fee	$[●]
2	Information Agent Fee	$[●]
3	Wire Fee (Incoming)	$15.00 per
4	Wire Fee (Outgoing)	$35.00 per
5	Check Fee	$5.00 per
6	Transaction Fee	$30.00 per
7	Mailing Fee	TBD

	Total Due at Execution of Contract	$[●]